Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ESGEN Acquisition Corporations

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-259836) of ESGEN Acquisition Corporation of our report dated April 1, 2022, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

April 1, 2022